Exhibit 3.1

Wyoming Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Aug 6 2025 4:23PM
Original ID: 2025-001739226

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
OXO

II. The name and physical address of the registered agent of the profit corporation is:
Business Filings Incorporated
2232 Dell Range Blvd Ste 200
Cheyenne, WY 82009

III. The mailing address of the profit corporation is:
412 N Main St
100
Buffalo, WY 82834

IV. The principal office address of the profit corporation is:
412 N Main St
100
Buffalo, WY 82834

V. The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	75,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Aleksejus Klimanovas
412 N Main St, 100, Buffalo, Wyoming 82834

Signature: *Aleksejus Klimanovas* Date: **08/06/2025**

Print Name: **Aleksejus Klimanovas**

Title: **Organizer**

Email: **fulfillment@bizfilings.com**

Daytime Phone #: **8009817183**

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Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Aug 6 2025 4:23PM
Original ID: 2025-001739226

Profit Corporation
Articles of Incorporation

I. **The name of the profit corporation is:**
OXO

II. **The name and physical address of the registered agent of the profit corporation is:**
Business Filings Incorporated
2232 Dell Range Blvd Ste 200
Cheyenne, WY 82009

III. **The mailing address of the profit corporation is:**
412 N Main St
100
Buffalo, WY 82834

IV. **The principal office address of the profit corporation is:**
412 N Main St
100
Buffalo, WY 82834

V. **The number, par value, and class of shares the profit corporation will have the authority to issue are:**

Number of Common Shares:	75,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. **The name and address of each incorporator is as follows:**
Aleksejus Klimanovas
412 N Main St, 100, Buffalo, Wyoming 82834

Signature: *Aleksejus Klimanovas* Date: **08/06/2025**

Print Name: **Aleksejus Klimanovas**

Title: **Organizer**

Email: **fulfillment@bizfilings.com**

Daytime Phone #: **8009817183**

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Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Business Filings Incorporated, whose registered office is located at **2232 Dell Range Blvd Ste 200, Cheyenne, WY 82009**, voluntarily consented to serve as the registered agent for **OXO** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Aleksejus Klimanovas* Date: **08/06/2025**

Print Name: **Aleksejus Klimanovas**

Title: **Organizer**

Email: **fulfillment@bizfilings.com**

Daytime Phone #: **8009817183**

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STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

OXO

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **6th** day of **August**, **2025** at **4:23 PM.**

Remainder intentionally left blank.

Filed Date: 08/06/2025

Secretary of State

Filed Online By:

Aleksejus Klimanovas

on 08/06/2025

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Wyoming Secretary of State
Business Division
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

Revised 03/2025

What's Next?

Congratulations on filing your Wyoming business entity! Now that you are a legal business entity, there are a few important items to make note of:

1. You are required to file an annual report with this Office on or before the first day of the month of your initial filing date. Your first annual report isn't due until your first anniversary. For example, if your initial filing date is February 16, 2025, you are required to file your annual report by February 1 of each year, beginning in 2026, for as long as the business entity is an active filing.

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2. All annual report reminder notices and other important notices such as delinquencies or administrative dissolutions are delivered via email. The email address you provided as the Principal Office email address is the address to which the notices will be sent. Emails are sent from **SOS_AnnualReports@wyo.gov** and **Business@wyo.gov.** Please be sure to add each address to your address book so the notices are not classified as spam.

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3. Beware of scams targeting Wyoming business. If you receive any suspicious communication, do not click on any links or provide any personal information. To help you identify legitimate communications from our office, please note the following:

The Business Division does not send text messages
Any communication via text message claiming to be official correspondence from the Business Division is fraudulent.

The Business Division does not send invoices
The Business Division does not send invoices to businesses, whether via text message or email. Any invoice purporting to be sent by the Business Division is a scam.

Official Email Addresses
*All official email correspondence will come from a **wyo.gov** email address.*

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Wyoming Secretary of State
Business Division
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

Revised 03/2025

Verification of Links
*Always verify the legitimacy of links before clicking. Our official website is **sos.wyo.gov**. Be cautious of websites that look suspicious or unfamiliar.*

Certificates of Good Standing
Certificates are available at no cost from our official website.

4. You are required to maintain a valid registered agent who meets the requirements set forth under Wyoming law.

5. After forming your business, you may need to contact one of the following agencies for additional filing requirements or information:

State Agencies	
Wyoming Department of Revenue	Wyoming Department of Workforce Services
Sales and Use Tax Licensing	Workers' Compensation or Unemployment Insurance
Ph: 307.777.5200	Ph: 307.777.8650
https://revenue.wyo.gov/	https://dws.wyo.gov/

Federal Agencies	
Internal Revenue Service	Financial Crimes Enforcement Network (FinCEN)
Tax ID Information (EIN)	Beneficial Ownership Information Reporting (BOI)
https://www.irs.gov/filing	https://fincen.gov/boi or https://fincen.gov/contact

Local Agencies	
Some cities and counties in Wyoming have special permitting/licensing requirements based on a company's nature of business. Contact your local agencies for more information.	
Local County Clerks	Local City Clerks

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